Exhibit 4(j)

FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT (the “Amendment”) is dated                 , 2016 by and among:

SAN MIGUEL CORPORATION, a corporation organized and existing under the laws of the Republic of the Philippines, with office address at 40 San Miguel Avenue, Mandaluyong City, 1550 Metro Manila, Philippines, represented herein by its President and Chief Executive Officer, Mr. Ramon S. Ang (hereinafter, “SMC” or the “Seller”);

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY, a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Ramon Cojuangco Building, Makati Avenue, Makati City, represented herein by its Chairman and President, Mr. Manuel V. Pangilinan (hereinafter, “PLDT”);

GLOBE TELECOM, INC., a corporation organized and existing under the laws of the Republic of the Philippines, with office address at The Globe Tower, 32nd Street corner 7th Avenue, Bonifacio Global City, Taguig City, represented herein by its President and Chief Executive Officer, Mr. Ernest L. Cu (hereinafter, “GLOBE” and together with PLDT, the “Purchasers”);

– and –

VEGA TELECOM, INC., a corporation organized and existing under the laws of the Republic of the Philippines, with office address at 40 San Miguel Avenue, Mandaluyong City, 1550 Metro Manila, Philippines, represented herein by its authorized signatories, Messrs. Ray C. Espinosa and Gil B. Genio (“VTI” or the “Company”).

(SMC, PLDT, GLOBE and VTI are at times individually referred to as a “Party” and collectively, as the “Parties”.)

WHEREAS:

(A)	The Parties entered into a Sale and Purchase Agreement on 30 May 2016 (the “Agreement”) for the sale and purchase of the Sale Shares and Outstanding Advances; and

(B)	The Parties have agreed to amend the Agreement to extend the Confirmatory Due Diligence Period, Validation Period, and payment date of the variance of the Total Liabilities provided in the Agreement.

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NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2.	Section 6.1, Article VI of the Agreement is hereby amended to read as follows:

“Confirmatory Due Diligence. After the First Payment Date, the Purchasers shall have the right to conduct a corporate, financial, tax, legal, business and technical due diligence and review on the Sale Shares, VTI, the VTI Subsidiaries and the Telco Assets (the “Confirmatory Due Diligence”) until August 31, 2016 (the “Confirmatory Due Diligence Period”); provided, however, that all documents, materials and information requested, and which may be in the possession of the Seller, shall have been complete and promptly provided to the Purchasers to determine whether any claim for adjustment or indemnification may be brought under terms to be agreed upon in this Agreement. For this purpose, the Seller shall give the Purchasers and their representatives such information relating to the Sale Shares, VTI, the VTI Subsidiaries and the Telco Assets, which may be in the possession of the Seller and as may be reasonably requested by the Purchasers to complete the Confirmatory Due Diligence.”

3.	Section 6.2, Article VI of the Agreement is hereby amended to read as follows:

“Validation Period and Adjustments. Within thirty (30) days after the end of the Confirmatory Due Diligence Period or until September 30, 2016 (“Validation Period”), the Parties shall validate and agree on the amount of the Total Liabilities as of the First Payment Date.

(a)	If the Total Liabilities as of the First Payment Date are less than the Total Liabilities as of April 30, 2016, the Purchasers shall pay the variance to the Seller within thirty (30) days from the end of the Validation Period but in no case later than October 17, 2016 through the delivery of a manager’s check covering the amount of the variance.

(b)	If the Total Liabilities as of the First Payment Date are more than the Total Liabilities as of April 30, 2016, the Seller shall pay the variance to the Purchasers within thirty (30) days from the end of the Validation Period through the delivery of manager’s checks covering the amount of the variance.

(c)	In addition to the payments of the relevant amounts specified in (a) and (b), any excess cash in ETPI over the amount of all of ETPI’s liabilities, net of reasonable operating cash requirements, as of the First Payment Date shall be an adjustment in favor of the Seller to the extent of its pro rata ownership in ETPI.

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The Purchasers undertake to provide the representatives/s of the Seller reasonable access to the relevant financial records, documents, and people to determine and confirm the Total Liabilities as of the First Payment Date.”

4.	Except as provided in Sections 2 and 3 above, no other provisions of the Agreement have been amended or otherwise modified and the Agreement shall remain in full force and effect against the Parties.

5.	From and after the date hereof, all references in any other agreement among the Parties shall be deemed to be references to the Agreement after giving effect to this Amendment, and each reference to “hereof”, “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

6.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed on the date and at the place first above written.

The Seller:

SAN MIGUEL CORPORATION

By:

/s/ Ramon S. Ang

RAMON S. ANG

President and Chief Operating Officer

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The Purchasers:

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

By:

/s/ Manuel V. Pangilinan

MANUEL V. PANGILINAN
Chairman and President

GLOBE TELECOM, INC.

By:

/s/ Ernest L. Cu

ERNEST L. CU
President and Chief Executive Officer

The Company:

VEGA TELECOM, INC.

By:

/s/ Ray C. Espinosa

RAY C. ESPINOSA
Co-Chairman and Co-President

/s/ Gil B. Genio

GIL B. GENIO
Co-Chairman and Co-President

SIGNED IN THE PRESENCE OF:

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FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT (the “Amendment”) is dated             , 2016 by and among:

SCHUTZENGEL TELECOM, INC. a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Central Avenue, New Era, Quezon City, represented herein by its Director, Mr. Jose A. Ramos, Jr. (hereinafter, the “Seller”);

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY, a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Ramon Cojuangco Building, Makati Avenue, Makati City, represented herein by its Chairman and President, Mr. Manuel V. Pangilinan (hereinafter, “PLDT”);

GLOBE TELECOM, INC., a corporation organized and existing under the laws of the Republic of the Philippines, with office address at The Globe Tower, 32nd Street corner 7th Avenue, Bonifacio Global City, Taguig City, represented herein by its President and Chief Executive Officer, Mr. Ernest L. Cu (hereinafter, “GLOBE” and together with PLDT, the “Purchasers”);

– and –

BOW ARKEN HOLDING COMPANY, INC., a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Unit 701 Emerald Building, No. 24 F. Ortigas, Jr. Road, Pasig City, 1550 Metro Manila, Philippines, represented herein by its authorized signatories, Messrs. Ray C. Espinosa and Gil B. Genio (“LB Holdco” or the “Company”).

(The Seller, PLDT, GLOBE and LB Holdco are at times individually referred to as a “Party” and collectively, as the “Parties”.)

WHEREAS:

(A)	The Parties entered into a Sale and Purchase Agreement on 30 May 2016 (the “Agreement”) for the sale and purchase of the Sale Shares and Outstanding Advances; and

(B)	The Parties have agreed to amend the Agreement to extend the Confirmatory Due Diligence Period, Validation Period, and payment date of the variance of the Total Liabilities provided in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2.	Section 6.1, Article VI of the Agreement is hereby amended to read as follows:

“Confirmatory Due Diligence. After the First Payment Date, the Purchasers shall have the right to conduct a corporate, financial, tax, legal, business and technical due diligence and review on the Sale Shares, LB Holdco, the LB Holdco Subsidiary and the Telco Assets (the “Confirmatory Due Diligence”) until August 31, 2016 (the “Confirmatory Due Diligence Period”); provided, however, that all documents, materials and information requested, and which may be in the possession of the Seller, shall have been complete and promptly provided to the Purchasers to determine whether any claim for adjustment or indemnification may be brought under terms to be agreed upon in this Agreement. For this purpose, the Seller shall give the Purchasers and their representatives such information relating to the Sale Shares, LB Holdco, the LB Holdco Subsidiary and the Telco Assets, which may be in the possession of the Seller and as may be reasonably requested by the Purchasers to complete the Confirmatory Due Diligence.”

3.	Section 6.2, Article VI of the Agreement is hereby amended to read as follows:

“Validation Period and Adjustments. Within thirty (30) days after the end of the Confirmatory Due Diligence Period or until September 30, 2016 (“Validation Period”), the Parties shall validate and agree on the amount of the Total Liabilities as of the First Payment Date.

(a)	If the Total Liabilities as of the First Payment Date are less than the Total Liabilities as of April 30, 2016, the Purchasers shall pay the variance to the Seller within thirty (30) days from the end of the Validation Period but in no case later than October 17, 2016 through the delivery of a manager’s check covering the amount of the variance.

(b)	If the Total Liabilities as of the First Payment Date are more than the Total Liabilities as of April 30, 2016, the Seller shall pay the variance to the Purchasers within thirty (30) days from the end of the Validation Period through the delivery of manager’s checks covering the amount of the variance.

The Purchasers undertake to provide the representatives/s of the Seller reasonable access to the relevant financial records, documents, and people to determine and confirm the Total Liabilities as of the First Payment Date.”

4.	Except as provided in Sections 2 and 3 above, no other provisions of the Agreement have been amended or otherwise modified and the Agreement shall remain in full force and effect against the Parties.

5.	From and after the date hereof, all references in any other agreement among the Parties shall be deemed to be references to the Agreement after giving effect to this Amendment, and each reference to “hereof”, “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

6.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed on the date and at the place first above written.

The Seller:

SCHUTZENGEL TELECOM, INC.

By:

/s/ Jose A. Ramos, Jr.

JOSE A. RAMOS, JR.

President and Chief Operating Officer

The Purchasers:

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

By:

/s/ Manuel V. Pangilinan

MANUEL V. PANGILINAN
Chairman and President

GLOBE TELECOM, INC.

By:

/s/ Ernest L. Cu

ERNEST L. CU
President and Chief Executive Officer

The Company:

BOW ARKEN HOLDING COMPANY, INC.

By:

/s/ Ray C. Espinosa

RAY C. ESPINOSA
Co-Chairman and Co-President

/s/ Gil B. Genio

GIL B. GENIO
Co-Chairman and Co-President

SIGNED IN THE PRESENCE OF:

FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT (the “Amendment”) is dated                 , 2016 by and among:

GRACE PATRICIA W. VILCHEZ-CUSTODIO, Filipino, married, of legal age, with office address at 2 Birmingham Street, Victoria Place, Pasig City, (hereinafter, the “Seller”);

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY, a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Ramon Cojuangco Building, Makati Avenue, Makati City, represented herein by its Chairman and President, Mr. Manuel V. Pangilinan (hereinafter, “PLDT”);

GLOBE TELECOM, INC., a corporation organized and existing under the laws of the Republic of the Philippines, with office address at The Globe Tower, 32nd Street corner 7th Avenue, Bonifacio Global City, Taguig City, represented herein by its President and Chief Executive Officer, Mr. Ernest L. Cu (hereinafter, “GLOBE” and together with PLDT, the “Purchasers”);

– and –

BRIGHTSHARE HOLDINGS CORPORATION, a corporation organized and existing under the laws of the Republic of the Philippines, with office address at Unit 701 Emerald Building, No. 24 F. Ortigas, Jr. Road, Pasig City, 1550 Metro Manila, Philippines, represented herein by its its authorized signatories, Messrs. Ray C. Espinosa and Gil B. Genio (“HB Holdco” or the “Company”).

(The Seller, PLDT, GLOBE and HB Holdco are at times individually referred to as a “Party” and collectively, as the “Parties”.)

WHEREAS:

(A)	The Parties entered into a Sale and Purchase Agreement on 30 May 2016 (the “Agreement”) for the sale and purchase of the Sale Shares and Outstanding Advances; and

(B)	The Parties have agreed to amend the Agreement to extend the Confirmatory Due Diligence Period, Validation Period, and payment date of the variance of the Total Liabilities provided in the Agreement.

1

NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2.	Section 6.1, Article VI of the Agreement is hereby amended to read as follows:

“Confirmatory Due Diligence. After the First Payment Date, the Purchasers shall have the right to conduct a corporate, financial, tax, legal, business and technical due diligence and review on the Sale Shares, HB Holdco, the HB Holdco Subsidiary and the Telco Assets (the “Confirmatory Due Diligence”) until August 31, 2016 (the “Confirmatory Due Diligence Period”); provided, however, that all documents, materials and information requested, and which may be in the possession of the Seller, shall have been complete and promptly provided to the Purchasers to determine whether any claim for adjustment or indemnification may be brought under terms to be agreed upon in this Agreement. For this purpose, the Seller shall give the Purchasers and their representatives such information relating to the Sale Shares, HB Holdco, the HB Holdco Subsidiary and the Telco Assets, which may be in the possession of the Seller and as may be reasonably requested by the Purchasers to complete the Confirmatory Due Diligence.”

3.	Section 6.2, Article VI of the Agreement is hereby amended to read as follows:

“Validation Period and Adjustments. Within thirty (30) days after the end of the Confirmatory Due Diligence Period or until September 30, 2016 (“Validation Period”), the Parties shall validate and agree on the amount of the Total Liabilities as of the First Payment Date.

(a)	If the Total Liabilities as of the First Payment Date are less than the Total Liabilities as of April 30, 2016, the Purchasers shall pay the variance to the Seller within thirty (30) days from the end of the Validation Period but in no case later than October 17, 2016 through the delivery of a manager’s check covering the amount of the variance.

(b)	If the Total Liabilities as of the First Payment Date are more than the Total Liabilities as of April 30, 2016, the Seller shall pay the variance to the Purchasers within thirty (30) days from the end of the Validation Period through the delivery of manager’s checks covering the amount of the variance.

The Purchasers undertake to provide the representatives/s of the Seller reasonable access to the relevant financial records, documents, and people to determine and confirm the Total Liabilities as of the First Payment Date.”

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4.	Except as provided in Sections 2 and 3 above, no other provisions of the Agreement have been amended or otherwise modified and the Agreement shall remain in full force and effect against the Parties.

5.	From and after the date hereof, all references in any other agreement among the Parties shall be deemed to be references to the Agreement after giving effect to this Amendment, and each reference to “hereof”, “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

6.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed on the date and at the place first above written.

The Seller:

/s/ Grace Patricia W. Vilchez-Custodio
GRACE PATRICIA W. VILCHEZ-CUSTODIO

With my marital consent:

/s/ Zeus Earl Roy D. Custodio

ZEUS EARL ROY D. CUSTODIO

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The Purchasers:

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

By:

/s/ Manuel V. Pangilinan

MANUEL V. PANGILINAN
Chairman and President

GLOBE TELECOM, INC.

By:

/s/ Ernest L. Cu

ERNEST L. CU
President and Chief Executive Officer

The Company:

BRIGHTSHARE HOLDINGS CORPORATION

By:

/s/ Ray C. Espinosa

RAY C. ESPINOSA
Co-Chairman and Co-President

/s/ Gil B. Genio

GIL B. GENIO
Co-Chairman and Co-President

SIGNED IN THE PRESENCE OF:

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